ASSUMPTION AGREEMENT, CONSENT AND
                        ---------------------------------
                        FIRST AMENDMENT TO LOAN AGREEMENT
                        ---------------------------------


     THIS ASSUMPTION AGREEMENT, CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT ("Agreement"), dated as of the 14th day of January, 1999, is made and entered into on the terms and conditions hereinafter set forth by and among SIRROM CAPITAL CORPORATION, a Tennessee corporation ("SCC"), SIRROM FUNDING CORPORATION, a Tennessee corporation and assignee of SCC ("SFC") (SCC and SFC are hereinafter referred to collectively as "Lender") and HARTAN, INC., a Texas corporation ("Hartan") and wholly owned subsidiary of Harvest Restaurant Group, Inc. ("Harvest").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, SCC has previously made a term loan to TRC Acquisition Corporation ("TRC") in the original principal amount of Two Million and No/100ths Dollars ($2,000,000.00) (the "Loan") on the terms and conditions set forth in that certain Loan Agreement dated October 22, 1996, by and between SCC and TRC (as now or hereafter amended, the "Loan Agreement");

     WHEREAS, the Loan is evidenced by a Secured Promissory Note dated October 22, 1996 in the original principal amount of $1,000,000 made and executed by TRC, payable to the order of SCC and a Secured Promissory Note dated February 25, 1997 in the original principal amount of $1,000,000 made and executed by TRC, payable to the order of SCC (collectively the "Note");

     WHEREAS, the Note has been amended and restated by that certain Amended and Restated Secured Promissory Note of even date herewith in the original principal amount of $2,000,000 made and executed by Hartan in favor of SCC (the "Amended and Restated Note");

     WHEREAS, the Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents";

     WHEREAS, the Loan has been assigned by SCC to SFC with SCC retaining certain rights in the Loan and Loan Documents;

     WHEREAS, on or before the date hereof, pursuant to the Amended and Restated Agreement and Plan of Merger by and among Harvest, Hartan and TRC (the "Merger Agreement") TRC will merge with and into Hartan (the "Merger");

     WHEREAS, the Loan Agreement requires the consent of Lender for the Merger; and

     WHEREAS, TRC, Hartan and Harvest have requested that Lender consent to the Merger.


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     NOW,  THEREFORE,  in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consent. Lender hereby consents to the Merger on the terms and conditions set forth in the Merger Agreement subject to the following conditions precedent:

          (i) Hartan's execution and delivery to Lender of an Amended and Restated Note;

          (ii) Hartan's delivery to Lender of an Amended and Restated Stock Purchase Warrant (the "Amended and Restated Warrant") and Warrant Valuation Letter executed by Harvest in form and substance satisfactory to Lender;

          (iii)Hartan's delivery to Lender of a Guaranty Agreement executed by Harvest (the "Guaranty") in form and substance satisfactory to Lender;

          (iv) Hartan's delivery to Lender of an Amended and Restated Guaranty executed by That Chicken Place, Inc., Tanner's/Vinings, Inc., Tanner's Oaks, Inc., Tanner's Spalding, Inc., Tanner's Mill, Inc., Tanner's-Tucker, Inc., Northwest Store, Inc. (formerly Tanner's-Rome, Inc.), Tanner's Lilburn, Inc., Tanner's Catering, Inc. and Central Administration, Inc. (formerly Tanner's Management, Inc.);

          (v) Hartan's delivery to Lender of a Pledge and Security Agreement, together with related stock certificate, stock proxy, stock pledge letter and stock power executed by Harvest in form and substance satisfactory to Lender;

          (vi) Hartan's delivery to Lender of new stock certificates, stock proxies, stock pledge letters and stock powers executed by the original shareholders of TRC;

          (vii)Hartan's delivery to Lender of an opinion letter of Hartan's counsel, Nelson Mullins Riley & Scarborough, L.L.P., in form and substance satisfactory to Lender;

          (viii) Hartan's payment of the Closing Expenses (as hereinafter defined);

          (ix) Hartan's delivery to Lender of corporate resolutions of Hartan, TRC and Harvest authorizing and approving the transactions contemplated by and described in this Agreement;

          (x) Hartan's delivery to Lender of good standing certificates for Hartan and Harvest for Texas and Georgia;

          (xi) Hartan's delivery to Lender of executed copies of all of the documents executed in connection with the Merger; and

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


          (xii)Hartan's delivery to Lender of executed originals of all of the UCC-1s and UCC-3s described on Exhibit A attached hereto.

     2. Assumption of Obligations under Amended and Restated Note. Without limiting, releasing or otherwise affecting the liability of TRC or any other person, firm or entity which may now or hereafter be liable for payment of the indebtedness evidenced by the Note or the Amended and Restated Note, Hartan hereby agrees to be directly and personally liable to Lender for payment of (a) the principal sum of $2,000,000, evidenced by the Amended and Restated Note, together with (b) interest on the outstanding principal balance at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year) (the "Assumed Indebtedness"); such principal and interest being payable as set forth in the Amended and Restated Note. Hartan agrees that its obligation with respect to the Assumed Indebtedness shall be governed by the terms and conditions of the Amended and Restated Note.

     3. Assumption of Other Obligations; Grant of Security Interest. Hartan agrees that all obligations of TRC under the Loan Documents shall be the obligations of Hartan. Accordingly, Hartan hereby grants to Lender a security interest in all of its Collateral (as defined in the Security Agreement by and between TRC and Lender dated October 22, 1996) and Hartan pledges, hypothecates, assigns, sets over and delivers unto Lender and hereby grants to Lender a security interest in the collateral described on Schedule A to the Pledge and Security Agreement by and between TRC and Lender dated October 22, 1996 together with all proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities.

     4. Amendment to Loan Agreement. Section 3.12 of the Loan Agreement is amended to provide that Hartan may pay dividends to Harvest in amounts necessary for Harvest to pay cash dividends on its Series A Preferred Stock as set forth in Harvest's current Articles of Incorporation so long as (i) the Fixed Charge Coverage Ratio (as defined in the Guaranty) is 1.1 to 1 or above, (ii) Hartan makes a principal payment on the Amended and Restated Note in the same amount of the dividends on the Series A Preferred Stock simultaneously with paying such dividends, and (iii) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing and to pay cash dividends on its Series D Preferred Stock as set forth in Harvest's current Articles of Incorporation so long as (i) Hartan makes a principal prepayment on the Amended and Restated Note in the same amount of the dividends on the Series D Preferred Stock simultaneously with paying such dividends and (ii) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

     5. Miscellaneous. It is further agreed as follows:

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (b)   Amendment.   This  Agreement   cannot  be  amended,   rescinded,
supplemented or modified except in writing signed by the parties hereto.


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          (c) Binding  Effect.  This Agreement will inure to the benefit of, and bind the respective heirs, personal representatives, successors and assigns of the parties hereto.

          (d) Headings. Paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

          (e)  Counterpart   Execution.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original document, but all of which shall constitute a single agreement. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to each party to this Agreement.

          (f) Cooperation. Prior to and at all times following the closing date, all the parties hereto agree to execute and deliver, or to cause to be executed and delivered, such documents and to do, or cause to be done, such other acts and things as may reasonably be requested by any of the parties hereto to assure that the benefits of this Agreement are realized by Lender and Hartan.

          (g) Closing Expenses. Except as expressly set forth to the contrary herein, TRC or Hartan shall pay or cause to be paid in full all out-of-pocket expenses of the Lender incurred in connection with the execution and delivery of this Agreement and related documents and the consummation of the transactions contemplated by such documents and any and all outstanding invoices of Lender's attorney (collectively the "Closing Expenses"); and TRC and Hartan shall pay or cause to be paid in full all of the out-of-pocket expenses incurred by Lender in connection with the execution and delivery of this Agreement and related documents and the consummation of the transactions contemplated by such documents.

          (h) Assignment. The Loan has been assigned by SCC to SFC with SCC retaining certain rights in the Loan and Loan Documents, and the Amended and Restated Note and the Amended and Restated Warrant will be assigned by SCC to SFC upon their delivery to SCC.



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

     IN WITNESS  WHEREOF,  the parties hereto have executed this  Agreement,  or
have  caused   this   Agreement   to  be  executed  by  their  duly   authorized
representatives, as of the date first above written.


                                        HARTAN:

                                        HARTAN, INC., a Texas corporation


                                        By: /s/ Clyde E. Culp, III
                                        Title:  Chief Executive Officer


                                        LENDER:

                                        SIRROM CAPITAL CORPORATION, a
                                        Tennessee corporation


                                        By: /s/ Elizabeth Lurding
                                        Title:  Vice President


                                        SIRROM FUNDING CORPORATION, a
                                        Tennessee corporation


                                        By: /s/ Betty Lou Burrett
                                        Title:  Treasurer

     The undersigned acknowledged and agree that pursuant to the terms of their Pledge and Security Agreements dated October 22, 1996 between SCC and the undersigned, respectively, the stock of the undersigned in Harvest Restaurant Group, Inc. secures the Loan, and the undersigned agree to execute and deliver to Lender new stock powers and stock proxies and to deliver to Lender the stock certificates representing the ownership of the undersigned in Harvest Restaurant Group, Inc.



                                        /s/ Richard E. Tanner
                                        Richard E. Tanner


                                        BROOKHAVEN CAPITAL CORPORATION

                                        By: /s/ John D. Feltman
                                        Title: /s/ Chairman


                                        /s/ Clyde E. Culp, III
                                        Clyde E. Culp, III

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                                    EXHIBIT A
                                    ---------



1. UCC-3s (reflecting merger of TRC Acquisition Corporation with and into Hartan, Inc.)

     *    TRC Acquisition Corporation (Fulton County)

     *    Tanner's  Inc., a tradename  of TRC  Acquisition  Corporation  (Fulton
          County)

     *    Tanner's   Rotisserie   Chicken,   a  tradename  of  TRC   Acquisition
          Corporation (Fulton County)

     * Tanner's Restaurants, a tradename of TRC Acquisition Corporation (Fulton County)

2.   UCC-1s (reflecting name of new borrower after merger)

     *    Hartan, Inc.

     *    TRC Acquisition Corporation, a tradename of Hartan, Inc.

     *    Tanner's Inc., a tradename of Hartan, Inc.

     *    Tanner's Rotisserie Chicken, a tradename of Hartan, Inc.

     *    Tanner's Restaurant, a tradename of Hartan, Inc.

3.   UCC-3s   (changing   name  from  Tanner's   Management,   Inc.  to  Central
     Administration, Inc.)

     *    Tanner's Management, Inc. (Fulton County)

     *    Tanner's Rotisserie Chicken (Fulton County)

4.   UCC-1 (reflecting name change)

     *    Central Administration, Inc. (Fulton County) (2)

5.   UCC-3s (changing name from Tanner's-Rome, Inc. to Northwest Store, Inc.)

     *    Tanner's-Rome, Inc. (Fulton County)

     *    Tanner's Rotisserie Chicken (Fulton County)

6.   UCC-1 (reflecting name change)

     *    Northwest Store, Inc. (Fulton County) (2)


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